UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D.C.  20549




                                 FORM 8-K/A-1

                                CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) January 1, 1998


                         GULF ISLAND FABRICATION, INC.
              (Exact name of registrant as specified in its charter)


  LOUISIANA                        0-22303                   72-1147390
(State or other                  (Commission              (IRS Employer
jurisdiction of                    File Number)        Identification No.)
incorporation)

583 Thompson Road, Houma, Louisiana                            70363
(Address of principal executive offices)                     (Zip Code)



                               (504) 872-2100
               (Registrant's telephone number, including area code)



                                     N/A
        (Former name or former address, if changed since last report)







On January 16, 1998, Gulf Island Fabrication,
Inc. ("the Company") filed a Form 8-K dated
January 1, 1998 (the "January 1998 Form 8-K") containing a description of the Company's acquisition of Southport, Inc.
and its wholly owned subsidiary Southport
International, Inc. This Form 8-K/A-1 amends and restates the disclosure in Item 7(a) and (b) of the January 1998 Form 8-K to include the financial statements of the businesses acquired and pro forma financial information.

ITEM 2. Acquisition or Disposition of Assets.


     As of January 1, 1998, the registrant,
Gulf Island Fabrication, Inc. ("the
Company"), acquired all of the common shares of Southport, Inc. and it's wholly owned subsidiary Southport International, Inc.
(collectively "Southport") pursuant to a Stock
Purchase Agreement between the Company and the shareholders of Southport identified on the copy of such agreement filed as
Exhibit 2.0 to the January 1998 Form 8-K
(the "Stock Purchase Agreement").
The purchase price was $6.0 million cash, plus contingency payments of up to an additional
$5.0 million based on Southport's annual net income over a four-year period ending December 31, 2001. The purchase price was determined by arm's length negotiation between the Company and Southport's shareholders. The non-contingent portion of the purchase price has been paid by the Company out of working capital; contingency payments, if and when they become due, are expected to be paid by the Company out of working capital or borrowings.

     Southport, headquartered in Harvey,
Louisiana, specializes in the fabrication of living quarters for offshore platforms for the oil and gas industry. The Company intends that Southport will continue in this business.

     The acquisition was effective on January
1, 1998, as announced in the press release, dated January 5, 1998, which was filed as an exhibit to the January 1998 Form 8-K.
Additional information relating to the acquisition is set fourth in the Stock Purchase Agreement.





ITEM 7. Financial Statements, Pro Forma
Financial Information and Exhibits.

    (a)  Financial Statements of Businesses
      Acquired.

      (1)Audited Consolidated Balance Sheet
          of Southport as of December 31,
          1996 and related Consolidated
          Statement of Income and Retained
          Earnings and Consolidated Statement
          of Cash Flows for the year ended
          December 31, 1996, including the
          notes thereto, and the related
          report of  Legier & Materne.

      (2)Unaudited Consolidated Balance
          Sheet of Southport as of September
          30, 1997 and related Consolidated
          Statement of Income and Retained
          Earnings and Consolidated Statement
          of Cash Flows for the nine months ended
          ended September 30, 1997, including
          the notes thereto.

    (b)  Pro Forma Financial Information.

      (1)Unaudited Pro Forma Condensed
          Combined Balance Sheet of the
          Company as of September 30, 1997,
          including the notes thereto.

      (2)Unaudited Pro Forma Condensed
          Combined Statement of Income of the
          Company for the nine months ended
          September 30, 1997, including the
          notes thereto.

      (3)Unaudited Pro Forma Condensed
          Combined Statement of Income of the
          Company for the year ended December
          31, 1996, including the notes
          thereto.

    (c)  Exhibits.

      2.0      Stock Purchase Agreement dated
               as of November 12, 1997
               between Gulf Island
               Fabrication, Inc. and the
               shareholders of Southport,
               Inc., incorporated herein by
               reference to Exhibit 2.0 to the
               Company's report on Form 8-K
               dated January 1, 1998.
               This exhibit includes an
               index briefly identifying the
               contents of all schedules
               and exhibits, all of which are
               omitted therefrom.  The
               Company will furnish
               supplementally to the
               Commission upon its request a
               copy of any omitted schedule
               or exhibit.

      10.1     Employment agreement dated as
               of January 1, 1998 between
               Southport, Inc, and Stephen G.
               Benton, Jr., incorporated herein
               by reference to Exhibit 10.1 to
               the Company's report on Form
               8-K dated January 1, 1998.

      99.1     Press Release issued
               November 13, 1997
               disclosing the execution of a
               definitive agreement to
               acquire all the outstanding
               shares of Southport, Inc.,
               incorporated herein
               by reference to Exhibit 99.1 to
               the Company's report on Form
               8-K dated January 1, 1998.

      99.2     Press Release issued January
               5, 1998 disclosing the
               completion of the Company's
               acquisition of Southport, Inc.,
               incorporated herein
               by reference to Exhibit 99.2 to
               the Company's report on Form
               8-K dated January 1, 1998.




                  SIGNATURE



     Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Gulf Island Fabrication, Inc.

         By:    /s/ Joseph P. Gallagher

              Joseph P. Gallagher, III
               Vice President- Finance

(Principal Financial Officer

and Duly Authorized Officer)


Date: February 11, 1998







  INDEX TO FINANCIAL STATEMENTS AND
    PRO FORMA FINANCIAL INFORMATION


FINANCIAL STATEMENTS

     (1)  Audited Consolidated Balance Sheet
          of Southport as of December 31,
          1996 and related Consolidated
          Statement of Income and Retained
          Earnings and Consolidated statement
          of Cash Flows for the year ended
          December 31, 1996, including the
          notes thereto and the related report
          of Legier & Materne.

     (2)  Unaudited Consolidated Balance
          Sheet of Southport as of September
          30, 1997 and related Consolidated
          Statement of Income and Retained
          Earnings and Consolidated Statement
          of Cash Flows for the nine months
          ended September 30, 1997, including
          the notes thereto.

PRO FORMA FINANCIAL INFORMATION

     (1)  Unaudited Pro Forma Condensed
          Combined Balance Sheet of the
          Company as of September 30, 1997,
          including the notes thereto.

     (2)  Unaudited Pro Forma Condensed
          Combined Statement of Income of the
          Company for the nine months ended
          September 30, 1997, including the
          notes thereto.

     (3)  Unaudited Pro Forma Condensed
          Combined Statement of Income of the
          Company for the year ended December
          31, 1996, including the notes
          thereto.


                 INDEPENDENT AUDITORS' REPORT

 To the Board of Directors and Stockholders of Southport, Inc.

 We have audited the accompanying consolidated balance sheet of Southport, Inc. (a Louisiana corporation) and subsidiary as of December 31, 1996, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southport, Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

 /s/ Legier & Materne

  Legier & Materne

  February 25, 1997



                        SOUTHPORT, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET


                              December 31, 1996


ASSETS
------
Current assets:
---------------
 Cash                                                              $    34,458
 Contracts receivables                                               4,158,587
 Other receivables                                                     173,731
 Materials and supply inventory                                         54,774
 Prepaid expenses                                                       52,957
 Costs and estimated earnings in excess of
  billings on incomplete contracts                                   1,598,185
 Deferred tax asset, net                                               189,270
                                                                   -----------

  Total current assets, net                                          6,261,962

Property and equipment, net                                          1,110,468
Other receivables                                                      117,602
Other assets                                                            14,841
                                                                   -----------
Total assets                                                       $ 7,504,873
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current  liabilities:
---------------------
 Accounts payable                                                  $ 4,329,271
 Outstanding borrowings on line of credit                            1,875,000
 Due to related party                                                  178,769
 Accrued expenses                                                      456,814
 Billings in excess of costs and estimated
  earnings on incomplete contracts                                     264,613
                                                                   -----------

  Total current liabilities                                          7,104,467


Stockholders' equity:
---------------------
Common stock, par value $10 per share, authorized 30,000
 shares, issued and outstanding 10,350 shares                          103,500
Additional paid-in capital                                              37,432
Retained earnings                                                      259,474
                                                                   -----------
 Total stockholders' equity                                            400,406
                                                                   -----------
   Total liabilities and stockholders' equity                      $ 7,504,873
                                                                   ===========



   The accompanying notes are an integral part of these financial statements.




                        SOUTHPORT, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS


                        Year ended December 31, 1996


CONTRACT REVENUES EARNED                                           $17,837,931

COST OF REVENUES EARNED:
 Direct Cost:
  Materials                                                          5,848,407
  Direct labor                                                       3,972,626
  Subcontracting cost                                                2,956,520
  Payroll taxes and related insurance                                  639,623
  Other                                                              1,213,082

Indirect Cost:
 Salaries                                                              735,091
 Payroll taxes and related insurance                                   153,118
 Equipment cost                                                        201,784
 Depreciation                                                           57,948
 Land and equipment rentals                                            214,438
 Utilities                                                             130,115
 Other                                                                  95,452
                                                                   -----------
     Total cost of revenues earned                                  16,218,204
                                                                   -----------
     GROSS PROFIT                                                    1,619,727

 Administrative expenses                                             1,186,185

 Other income                                                           31,919

 Moving expenses                                                        53,227
                                                                   -----------
 Income before income taxes                                            412,234

 Income taxes:

  Current income tax expense                                           (70,000)

  Benefits of operating loss carryforwards                              45,300

  Adjustment of valuation allowance                                    189,300
                                                                   -----------

NET INCOME                                                             576,834

Accumulated deficit, beginning of year                                (317,360)
                                                                   -----------
Retained earnings, end of year                                        $259,474
                                                                   ===========


   The accompanying notes are an integral part of these financial statements.





                        SOUTHPORT, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS


                        Year ended December 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                        $    576,834
 Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation and amortization                                        130,936
  Deferred income tax benefit                                         (189,270)

  Changes in operating assets and liabilities:
   Contract receivables                                             (1,761,915)
   Other receivables                                                  (269,407)
   Materials and supply inventory                                      (25,003)
   Prepaid expenses                                                      6,468
   Net decrease in billings related to costs and estimated
    earnings on incomplete contracts                                (1,996,543)
   Other assets                                                         (4,304)
   Accounts payable                                                  3,203,146
   Due to related party                                                171,769
   Accrued expenses                                                    316,380
                                                                   -----------
   Net cash provided by operating activities                           159,091
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                  (891,600)
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of note payable to bank                                    (150,000)

 Net borrowings on line of credit                                      875,000
                                                                   -----------
   Net cash provided by financing activities                           725,000
                                                                   -----------
 Net decrease in cash                                                   (7,509)

 Cash at beginning of period                                            41,967
                                                                   -----------
 Cash at end of period                                            $     34,458
                                                                   ===========
Supplemental disclosures:

 Interest paid                                                    $    109,842

 Income taxes paid                                                $     22,500


  The accompanying notes are an integral part of these financial statements.


                       SOUTHPORT, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              December 31, 1996



NOTE 1 - THE COMPANY

     Southport, Inc. constructs living quarters placed on offshore rigs used in the oil and gas industry.

     During 1996, in conjunction with an expansion of the Company's operations resulting from significant new construction projects, the Company relocated its operations to a much larger facility, entered into a land lease for the new facility with a related corporation, and constructed a new administrative building. The Company incurred approximately $53,000 in moving expenses related to this relocation during 1996. An additional $40,000 of moving expenses are expected to be incurred in 1997, and the
Company will also write off the remaining book value of leasehold improvements at the former facility, which approximates $71,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

     The consolidated financial statements include the accounts of Southport, Inc. and its wholly-owned subsidiary, Southport International, Inc. All material intercompany transactions and balances have been eliminated in the consolidation.

Revenue Recognition

     Revenue is recognized on significant construction contracts using the percentage-of-completion method, based upon engineering estimates of the status of individual contracts. On minor construction or repair contracts, revenue is recognized using the completed contract method whereby billings and costs are accumulated during the period of construction, but profits are not recorded until completion of the contract. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. At December 31, 1996, the Company had made no such provisions on incomplete contracts, as all such contracts were projected to be profitable.

     Assets and liabilities related to construction contracts are included in the accompanying balance sheet. The asset "Cost and estimated earnings in excess of billings on incomplete contracts" represents revenue recognized in excess of amounts billed. The liability "Billings in excess of cost and estimated earnings on incomplete contracts" represents amounts billed in excess of revenue recognized.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates include those regarding the valuation of contract receivables, assets and liabilities related to incomplete contracts, and self-insured workers' compensation liabilities.

Self-Insured Workers' Compensation

     The Company is self-insured for potential losses up to $25,000 per claim related to state and federal workers' compensation. The Company expenses claims as they are paid, and records a liability for estimated costs to be incurred in the future on claims existing at the date of the financial statements. In addition, the Company has issued a letter of credit of $60,000 to its workers' compensation administrator for its obligations under this arrangement.


Contracts Receivables

     In the opinion of management, all contract receivables are fully collectible, and no allowance for doubtful accounts has been provided for in the accompanying financial statements. Contract receivables are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

Materials and Supply Inventory

     Materials and supply inventory is valued at cost using the first-in, first-out cost method.

Property and Equipment

     Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the related assets, ranging from three to ten years.

Profit-Sharing Plan

     The Company has a non-contributory profit-sharing plan covering substantially all of its employees. Under the plan, the Company's contribution is determined annually by the Board of Directors. No contribution to the profit-sharing plan was declared for 1996.

Income Taxes

     Temporary differences between the financial statement and tax bases of assets and liabilities are insignificant. Therefore, the Company does not record deferred income taxes on temporary differences. The Company does record the deferred tax assets associated with any available carryforward tax benefits.

NOTE 3 - CONCENTRATIONS

     Certain customers are significant to the Company's operations. Four customers comprised approximately 72% of the Company's 1996 revenue and, at December 31, 1996, the Company had extended credit to a customer whose individual account represents approximately 31% of the contract receivables balance. Additionally, two incomplete contracts comprise 66% of costs and estimated earnings in excess of billing on incomplete contracts at December 31, 1996

NOTE 4 - CONTRACT AND OTHER RECEIVABLES

     Contract receivables at December 31, 1996 are categorized as follows:

          Billed receivables on contracts in progress       $3,757,995
          Billed receivables on completed contracts            266,951
          Unbilled receivables on completed contract           133,641
                                                           -------------
               Total                                        $4,158,587
                                                           =============

     Contract receivables include approximately $470,000 of change orders expected to be collected during 1997. Other receivables consist primarily of $261,675 of amounts receivable under retainage provisions in contracts with customers; $117,602 of this amount is not expected to be collected until 1998.

NOTE 5 - COSTS AND ESTIMATED EARNINGS ON INCOMPLETE
CONTRACTS

     Information with respect to incomplete contracts at December 31, 1996 follows:

     Costs incurred on incomplete contracts    $ 9,303,016
     Estimated earnings                          2,389,510
                                              -------------
                                                11,692,526

     Less billings to date                     (10,358,954)
                                              -------------
          Total                                $ 1,333,572
                                              =============


     The above amounts are included in the accompanying balance sheet under the following captions:

     Costs and estimated earnings in excess of
          billings on incomplete contracts     $ 1,598,185

     Billings in excess of costs and estimated
          earnings on incomplete contracts        (264,613)
                                              -------------
          Total                                $ 1,333,572
                                              =============
NOTE 6 - PROPERTY AND EQUIPMENT

     The major classes of property and equipment at December 31, 1996 were as follows:

     Building                                  $  416,623
     Equipment                                    477,928
     Furniture and fixtures                       365,449
     Vehicles                                      29,769
     Leasehold improvements                       498,803
                                              -------------

                                                1,788,572
        Less: Accumulated depreciation
         and amortization                        (678,104)
                                              -------------
                                               $1,110,468
                                              =============
     Subsequent  to year-end, the Company ceased  operations
at  its  old  yard.   See  Note 1 for information  regarding
equipment  and leasehold improvements charged  against  1997 operations.

NOTE 7 - INCOME TAXES

     At December 31, 1996, the Company had net operating loss carryforwards of approximately $1,000,000 that may be offset against future taxable income through 2009. The following amounts related to these carryforwards have been recorded in the accompanying balance sheet:

          Deferred tax asset            $362,332
          Valuation allowance           (173,062)
                                        ---------
          Net deferred tax asset        $189,270
                                        =========

     The   valuation  allowance  was  reduced  in  1996   by
approximately $325,000, in order for the net asset to approximate the tax effect of the carryforwards which management projects will be utilized in 1997. The effects of these carryforwards, and the tax savings generated by the Company's subsidiary, caused the total tax provision to differ from that which would result from applying statutory rates to pretax income.

NOTE 8 - LINE OF CREDIT

     At December31, 1996, the Company had a line of credit agreement with a bank for borrowings not to exceed the lesser of $2,500,000 or 80% of eligible contract receivables. Interest is payable monthly at the prime rate plus 1%. The line of credit is secured by a first priority security interest and liens on the Company's contract receivables, by all other Company assets, and by personal guarantees of a shareholder. In addition, the agreement contains restrictive covenants, which prohibits the Company from paying dividends or purchasing treasury stock without prior bank approval. The agreement expires in November 1997.

     Interest  expense for the year ended December 31,  1996
was $109,842.



NOTE 9 - OPERATING LEASES

     The   Company  is  obligated  under  certain  long-term
operating leases for land and equipment used in its operations. The monthly base rent under one of these leases increases annually, and includes an additional component for taxes, insurance and a security service.

     Additionally, the Company subleases land used in its primary operations under a three year operating lease from a related corporation for $8,300 per month; the Company guarantees payments on this lease on behalf of the related entity. This lease agreement expires in May 1999, with two three-year renewal options at adjusted rates. In addition, the agreement contains an option for the Company to purchase the land at a specified price at any time during the initial term. The Company paid a total of $119,350 in rental payments to this related party during 1996, and at December 31, 1996, owed this related party $178,769.

     Future minimum rental payments under the noncancelable operating leases are as follows:

          1997                  $124,826
          1998                   123,600
          1999                    49,460
                               ---------
                                $297,886
                               =========

NOTE 10 - COMMITMENTS AND CONTINGENCIES

     The Company has an agreement with its stockholders that should any stockholder desire to sell or transfer shares, he must sell the shares to the Company, which must redeem all of the withdrawing stockholder's stock. The redemption value of the stock shall be equal to book value of the shares plus stated adjustments for certain events.

     In order to guarantee compliance with any warranty work or specified contract provisions, letters of credit may be given to customers. At December 31, 1996, the Company had issued letters of credit totaling $1,148,866. A $460,000 portion of one such letter matured in January 1997, at which time the Company's contingent obligations under the letter were reduced by that amount. The Company does not believe that any funds will be advanced on these letters of credit.

     The  Company is party to certain claims filed by former
employees.   Management believes that the outcome  of  these
claims will not have a material effect on the Company's financial position or results of operations.

NOTE 11 - BACKLOG

     The Company had backlog of approximately $25,235,000 on signed contracts in existence at December 31, 1996. One of these signed contracts includes an option for additional construction in the future of $16,915,000. Management expects the customer to exercise this option during 1997.



                        SOUTHPORT, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET

                              September 30, 1997
                                  (Unaudited)


ASSETS
------
Current assets:
--------------
 Cash                                                               $   50,570
 Contracts receivables                                               5,391,803
 Other receivables                                                      14,236
 Materials and supply inventory                                         52,559
 Prepaid expenses                                                       93,944
 Costs and estimated earnings in excess of
  billings on incomplete contracts                                     724,481
 Deferred tax asset                                                    139,105
                                                                   -----------
  Total current assets                                               6,466,698
Property and equipment, net                                            986,277
Other assets                                                            14,408
                                                                   -----------
   Total assets                                                     $7,467,383
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current  liabilities:
---------------------
 Accounts payable                                                  $ 2,226,641
 Outstanding borrowings on line of credit                            2,570,000
 Accrued expenses                                                      305,868
 Workers compensation loss fund payable                                 25,000
 Billings in excess of costs and estimated
  earnings on incomplete contracts                                   1,162,490
                                                                   -----------
  Total current liabilities                                          6,289,999


Stockholders' equity:
---------------------
Common stock, par value $10 per share, authorized 30,000
 shares, issued and outstanding 10,350 shares                          103,500
Additional paid-in capital                                              37,432
Retained earnings                                                    1,036,452
                                                                   -----------
 Total stockholders' equity                                          1,177,384
                                                                   -----------
  Total liabilities and stockholders' equity                       $ 7,467,383
                                                                   ===========

  The accompanying notes are an integral part of these financial statements.



                       SOUTHPORT, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                    Nine Months Ended September 30, 1997
                                 (Unaudited)


CONTRACT REVENUES EARNED                                           $14,394,894

COST OF REVENUES EARNED:
 Direct Cost:
  Materials                                                          3,490,758
  Direct labor                                                       3,976,673
  Subcontracting cost                                                1,848,409
  Payroll taxes and related insurance                                  536,493
  Other                                                                864,083

Indirect Cost:
  Salaries                                                             660,076
  Payroll taxes and related insurance                                  145,154
  Equipment cost                                                       117,598
  Depreciation                                                          34,000
  Land and equipment rentals                                           313,668
  Utilities                                                            117,454
  Other                                                                149,062
                                                                   -----------
    Total cost of revenues earned                                   12,253,428
                                                                   -----------
    GROSS PROFIT                                                     2,141,466

  Administrative expenses                                            1,011,075

  Other expense                                                        123,437

  Moving expenses                                                      119,708
                                                                   -----------
  Income before income taxes                                           887,246

  Income taxes:

  Current income tax expense                                           283,395

  Adjustment of valuation allowance                                   (173,127)
                                                                   -----------
NET INCOME                                                             776,978

Retained earnings, beginning of period                                 259,474
                                                                   -----------
Retained earnings, end of period                                   $ 1,036,452
                                                                   ===========

 The accompanying notes are an integral part of these financial statments.


                        SOUTHPORT, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS


                     Nine Months Ended September 30, 1997
                                 (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                         $   776,978
 Adjustments to reconcile net income to net cash used in
   operating activities:
  Depreciation and amortization                                        146,000
  Deferred income tax benefit                                           50,165
  Changes in operating assets and liabilities:
   Contract receivables                                             (1,233,216)
   Other receivables                                                   277,097
   Materials and supply inventory                                        2,215
   Prepaid expenses                                                    (40,987)
   Net increase in billings related to costs and estimated
    earnings on incomplete contracts                                 1,771,581
   Other assets                                                            433
   Accounts payable                                                 (2,102,630)
   Due to related party                                               (178,769)
   Accrued expenses                                                   (125,946)
                                                                   -----------
Net cash used in operating activities                                 (657,079)
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment                                    (21,809)
                                                                   -----------
   Net cash used in investing activities                               (21,809)
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

 Net borrowings on line of credit                                      695,000
                                                                   -----------
   Net cash provided by financing activities                           695,000
                                                                   -----------
Net increase in cash                                                    16,112

Cash at beginning of period                                             34,458
                                                                   -----------
Cash at end of period                                              $    50,570
                                                                   ===========
Supplemental disclosures:

Interest paid                                                      $   150,560
Income taxes paid                                                  $    49,000


 The accompanying notes are an integral part of these financial statments.



                        SOUTHPORT, INC. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                    Nine Months Ended September 30, 1997



NOTE 1 - THE COMPANY

     Southport, Inc. constructs living quarters placed on offshore rigs used in the oil and gas industry.

     During 1996, in conjunction with an expansion of the Company's operations resulting from significant new construction projects, the Company relocated its operations to a much larger facility, entered into a land lease for the new facility with a related corporation, and constructed a new administrative building. The Company incurred approximately $53,000 in moving expenses related to this relocation during 1996. An additional $49,000 of moving expenses was recorded during the nine months ended September 30, 1997, and the Company wrote off the remaining book value of leasehold improvements at the former facility, which approximated $71,000.

      The information presented as of September 30, 1997 and for the nine-month period ended September 30, 1997, is unaudited. In the opinion of the Company's management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments)
which   the  Company  considers  necessary  for   the   fair
presentation of the Company's financial position as of September 30, 1997 and the results of its operations and its cash flows for the nine-month period ended September 30, 1997. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

     The consolidated financial statements include the accounts of Southport, Inc. and its wholly-owned subsidiary, Southport International, Inc. All material intercompany transactions and balances have been eliminated in the consolidation.

Revenue Recognition

     Revenue is recognized on significant construction contracts using the percentage-of-completion method, based upon engineering estimates of the status of individual contracts. On minor construction or repair contracts, revenue is recognized using the completed contract method whereby billings and costs are accumulated during the period of construction, but profits are not recorded until completion of the contract. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. At September 30, 1997, the Company had made no such provisions on incomplete contracts, as all such contracts were projected to be profitable.

     Assets and liabilities related to construction contracts are included in the accompanying balance sheet. The asset "Cost and estimated earnings in excess of billings on incomplete contracts" represents revenue recognized in excess of amounts billed. The liability "Billings in excess of cost and estimated earnings on incomplete contracts" represents amounts billed in excess of revenue recognized.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates include those regarding the valuation of contract receivables, assets and liabilities related to incomplete contracts, and self-insured workers' compensation liabilities.


Self-Insured Workers' Compensation

     The Company is self-insured for potential losses up to $25,000 per claim related to state and federal workers' compensation. The Company expenses claims as they are paid, and records a liability for estimated costs to be incurred in the future on claims existing at the date of the financial statements. In addition, the Company has issued a letter of credit of $60,000 to its workers' compensation administrator for its obligations under this arrangement.

Contracts Receivables

     In the opinion of management, all contract receivables are fully collectible, and no allowance for doubtful accounts has been provided for in the accompanying financial statements. Contract receivables are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

Materials and Supply Inventory

     Materials and supply inventory is valued at cost using the first-in, first-out cost method.

Property and Equipment

     Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the related assets, ranging from three to ten years.

Profit-Sharing Plan

     The Company has a non-contributory profit-sharing plan covering substantially all of its employees. Under the plan, the Company's contribution is determined annually by the Board of Directors. No contribution to the profit-sharing plan was declared for the first nine months ended September 30, 1997.

Income Taxes

     Temporary differences between the financial statement and tax bases of assets and liabilities are insignificant. Therefore, the Company does not record deferred income taxes on temporary differences. The Company does record the deferred tax assets associated with any available carryforward tax benefits.

NOTE 3 - CONCENTRATIONS

     Certain customers are significant to the Company's operations. Four customers comprised approximately 87% of the Company's revenue for the first nine months of 1997 and, at September 30, 1997, the Company had extended credit to a customer whose individual account represents approximately 47% of the contract receivables balance. Additionally, one incomplete contract comprises 45% of costs and estimated earnings in excess of billings on incomplete contracts and two incomplete contracts comprise 86% of billings in excess of cost and estimated earnings.

NOTE 4 - CONTRACT AND OTHER RECEIVABLES

     Contract receivables at September 30, 1997 are categorized as follows:

          Billed receivables on contracts in progress  $3,780,272
          Billed receivables on completed contracts     1,611,531
                                                     -------------
                   Total                               $5,391,803
                                                     =============

     Contract receivables include approximately $326,422 of change orders and include $774,602 of amounts receivable under retainage provisions in contracts with customers.




NOTE 5 - COSTS AND ESTIMATED EARNINGS ON INCOMPLETE
CONTRACTS

     Information with respect to incomplete contracts at September 30, 1997 follows:

     Costs incurred on incomplete contracts    $23,335,503
     Estimated earnings                          4,389,590
                                              -------------
                                                27,725,093

     Less billings to date                     (28,163,102)
                                              -------------
          Total                                $  (438,009)
                                              =============


     The above amounts are included in the accompanying balance sheet under the following captions:

     Costs and estimated earnings in excess of
          billings on incomplete contracts    $    724,481

     Billings in excess of costs and estimated
          earnings on incomplete contracts      (1,162,490)
                                              -------------
          Total                               $   (438,009)
                                              =============
NOTE 6 - PROPERTY AND EQUIPMENT

     The major classes of property and equipment at September 30, 1997 were as follows:

     Building                                 $   416,623
     Equipment                                    417,564
     Furniture and fixtures                       299,701
     Vehicles                                       5,408
     Leasehold improvements                       382,332
                                              -------------
                                                1,521,628
          Less: Accumulated depreciation
           and amortization                      (535,351)
                                              -------------
                                              $   986,277
                                              =============

NOTE 7 - INCOME TAXES

     At September 30, 1997, the Company had net operating loss carryforwards of approximately $400,000 that may be offset against future taxable income through 2009. The following amounts related to these carryforwards have been recorded in the accompanying balance sheet:

          Net deferred tax asset             $139,105
                                             ========
     The entire valuation allowance was recorded as a deferred tax asset in 1997, in order for the net asset to approximate the tax effect of the carryforwards which were utilized in 1997. The effects of these carryforwards, and the tax savings generated by the Company's subsidiary, caused the total tax provision to differ from that which would result from applying statutory rates to pretax income.

NOTE 8 - LINE OF CREDIT

     At September 30, 1997, the Company had a line of credit agreement with a bank for borrowings not to exceed the
lesser   of   $3,500,000   or  80%  of   eligible   contract
receivables. Interest is payable monthly at the Whitney National Bank prime rate plus 1%. The line of credit is secured by a first priority security interest and liens on the Company's contract receivables, by all other Company assets, and by personal guarantees of a shareholder. In addition, the agreement contains restrictive covenants, which prohibits the Company from paying dividends or purchasing
treasury stock without  prior bank approval.   The agreement
expires in March 1998.

     Interest  expense for the nine months  ended  September
30, 1997 was $149,245.

NOTE 9 - OPERATING LEASES

     The   Company  is  obligated  under  certain  long-term
operating leases for land and equipment used in its operations. The monthly base rent under one of these leases increases annually, and includes an additional component for taxes, insurance and a security service.

     Additionally, the Company subleases land used in its primary operations under a three year operating lease from a related corporation for $8,300 per month through April 1997; then increased to $25,000 per month for the remainder of the lease period. The Company guarantees payments on this lease on behalf of the related entity. This lease agreement expires in May 1999, with two three-year renewal options at adjusted rates. In addition, the agreement contains an option for the Company to purchase the land at a specified price at any time during the initial term. The Company paid a total of $158,200 in rental payments to this related party during the nine months ended September 30, 1997.

     Future minimum rental payments under the noncancelable operating leases are as follows:

          Remainder of 1997        $  52,334
          1998                       209,334
          1999                        63,239
          2000                        10,500
                                 -------------
                                   $ 335,407

NOTE 10 - COMMITMENTS AND CONTINGENCIES

     The Company has an agreement with its stockholders that should any stockholder desire to sell or transfer shares, he must sell the shares to the Company, which must redeem all of the withdrawing stockholder's stock. The redemption value of the stock shall be equal to book value of the shares plus stated adjustments for certain events.

     In order to guarantee compliance with any warranty work or specified contract provisions, letters of credit may be given to customers. At September 30, 1997, the Company had issued letters of credit totaling $1,170,142. A $517,382 portion of two such letters matured in December 1997, at which time the Company's contingent obligations under the letter were reduced by that amount. The Company does not believe that any funds will be advanced on these letters of credit.

     The  Company is party to certain claims filed by former
employees.   Management believes that the outcome  of  these
claims will not have a material effect on the Company's financial position or results of operations.

NOTE 11 - BACKLOG

     The Company had backlog of approximately $23,060,682 on signed contracts in existence at September 30, 1997.



                         GULF ISLAND FABRICATION, INC.
       Unaudited Pro Forma Condensed Combined Financial Statements


                               INTRODUCTION

     The following unaudited pro forma condensed combined financial statements give effect to the January 1, 1998 acquisition (the "Acquisition") of all the shares of Southport, Inc. and its wholly owned subsidiary Southport, International, Inc., (collectively "Southport"), pursuant to a Stock Purchase Agreement between Gulf Island Fabrication, Inc. ("the Company") and the shareholders of Southport.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Gulf Island Fabrication, Inc. and Southport's notes thereto. This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results which actually would have been obtained if the Acquisition had been effected on the pro forma dates, nor is it necessarily indicative of future results.

     The unaudited pro forma condensed combined financial statements are based on the purchase method of accounting for the Acquisition. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 assumes that the Acquisition was effected on September 30, 1997. The Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 1997 assumes that the Acquisition was effected on January 1, 1997. The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1996 assumes that the Acquisition was effected on January 1, 1996.



                        GULF ISLAND FABRICATION, INC.
            PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                             September 30, 1997
                               (in thousands)


                                         Gulf Island
                                         Fabrication,  Southport,   Pro Forma   Pro Forma
                                             Inc.         Inc.      Adjustments  Combined
                                         ------------  ----------  -----------  ---------
                                                                    (Note 1)
                               ASSETS
                               ------
Current assets:
   Cash                                   $   4,774    $      51   $  (2,570)(a)$     825
                                                                       4,570 (b)
                                                                      (6,000)(c)
   Receivables                               24,986        5,406                   30,392
   Costs and estimated earnings in
    excess of billings on uncompleted
    contracts                                 3,333          724                    4,057
   Other current assets                       1,800          286                    2,086
                                         ------------  ----------  -----------  ---------
    Total current assets                     34,893        6,467      (4,000)      37,360
Property, plant and equipment, net           31,533          986         656 (c)   33,175
Other assets                                    428           14       4,413 (c)    4,855
                                         ------------  ----------  -----------  ---------
                                          $  66,854    $   7,467   $   1,069    $  75,390
                                         ============  ==========  ===========  =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
   Accounts payable                       $   5,499    $   2,227   $     -      $   7,726
   Notes payable                                 -         2,570     (2,570)(a)     4,570
                                                                      4,570 (b)

   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts                                 5,635        1,162                    6,797
   Accrued employee costs                     3,072          267                    3,339
   Accrued expenses                           2,359           64                    2,423
   Income taxes payable                       1,441                                 1,441
                                         ------------  ----------  -----------  ---------
     Total current liabilities               18,006        6,290      2,000        26,296
Deferred income taxes                         1,218           -         246 (c)     1,464
                                         ------------  ----------  -----------  ---------
     Total liabilities                       19,224        6,290      2,246        27,760



Shareholders' equity                         47,630        1,177     (1,177)(c)    47,630
                                         ------------  ----------  -----------  ---------
                                         $   66,854     $  7,467   $  1,069     $  75,390
                                         ============  ==========  ===========  =========







See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.


                        GULF ISLAND FABRICATION, INC.
            PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                  For the Nine Months Ended September 30, 1997
                 (in thousands, except share and per share data)




                               Gulf Island
                               Fabrication,   Southport,    Pro Forma    Pro Forma
                                   Inc.          Inc.      Adjustments    Combined
                               ------------  -----------   -----------   ----------
                                                            (Note 1)

Revenue                        $   101,556   $    14,395   $       -     $  115,951

Cost of revenue                     83,282        12,253          33 (h)     95,568
                               ------------  -----------   -----------   ----------
Gross profit                        18,274         2,142         (33)        20,383

General and administrative
 expenses                            3,262         1,131         221 (g)      4,403
                                                                (211)(i)
                               ------------  -----------   -----------   ----------
Operating income                    15,012         1,011         (43)        15,980

Interest expense (income), net         212           124        (164)(d)        613
                                                                 291 (e)
                                                                 150 (f)
                               ------------  -----------   -----------   ----------
Income before income taxes          14,800           887        (320)        15,367

Provision for income taxes           4,210           110        (120)(j)      4,200

Cumulative deferred tax
 provision                           1,144                         -          1,144
                               ------------  -----------   -----------   ----------
Net income                     $     9,446   $       777   $    (200)    $   10,023
                               ============  ===========   ===========   ==========

Pro forma data
   Income before income taxes  $    14,800                               $   15,367

   Provision for income taxes        4,210                                    4,200

   Pro forma provision for
     income taxes related
     to operations as an
     S Corporation                   1,379                                    1,379
                               ------------                              ----------
   Pro forma net income        $     9,211                               $    9,788
                               ============                              ==========
Pro forma per share data
   Pro forma net income
    per share                  $      0.89                               $     0.94
                               ============                              ==========
   Pro forma weighted
    average common shares       10,370,000                               10,370,000
                               ============                              ==========



See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.


                GULF ISLAND FABRICATION, INC.

 NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                     September 30, 1997
                         (UNAUDITED)


NOTE 1: ACQUISITION OF SOUTHPORT, INC.

     Effective January 1, 1998, the Company acquired all of the outstanding shares of Southport, Inc. and its wholly owned subsidiary Southport International, Inc., collectively Southport. The purchase price was $ 6.0 million cash, plus contingency payments of up to an additional $5.0 million based on Southport's net income over a four year period ending December 31, 2001.In addition to the purchase price the Company paid approximately $101,000 of direct expenses, which cumulatively exceeds the book value of assets acquired and liabilities assumed by $4.413 million. The purchase price was allocated to acquired assets and liabilities based on estimated fair values.

     Pro   forma   adjustments  to  record   the   Southport
Acquisition under the purchase method of accounting reflect:

  (a) To record the payment to retire the outstanding debt on Southport's line of credit.

  (b) To record the borrowing under the Company's line of credit to acquire the shares of Southport, Inc.

  (c)     To  allocate  the  purchase  price  based  on  the
     estimated fair values of the assets acquired and liabilities assumed, eliminate shareholders' equity of Southport, record the excess of acquisition cost over the fair value of net assets acquired (goodwill), record the related deferred tax effect of the acquisition, and record the payment of cash to acquire the shares of Southport.


  (d) To record the adjustment to interest expense to reflect the retirement of Southport's outstanding debt as of the beginning of the period.

  (e) To record the adjustment to interest expense to reflect the borrowing on the Company's line of credit as of the beginning of the period.

  (f) To record the adjustment to interest income for cash usage on the acquisition as of the beginning of the period.

  (g) To record the amortization of cost in excess of fair value of net assets acquired of $4.413 million in the transaction (amortized over 15 years) as of the beginning of the period.

  (h) To record the adjustment for additional depreciation expense on the new basis of property and equipment acquired in the acquisition of Southport.

  (i) To record the elimination of salary expense and associated payroll burden on the employees who retired as of the effective date of this transaction as of the beginning of the period.

  (j) To record the income tax provision related to the pro forma adjustments using the Company's effective tax rate.


                        GULF ISLAND FABRICATION, INC.
         PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                        Year Ended December 31, 1996
             (in thousands, except share and per share data)



                          Gulf Island   Dolphin     Pro                       Pro          Pro
                          Fabrication, Services,   Forma       Southport,    Forma        Forma
                            Inc.          Inc.   Adjustments     Inc.      Adjustments   Combined
                          -----------  --------- ------------  ----------  ----------   ---------
                                                   (Note 5)                 (Note7)
Revenue                    $  79,004   $  26,802 $ (2,799)(d)  $  17,838   $       -    $ 120,845
Cost of revenue               68,673      22,950   (2,770)(b,d)   16,218          44 (e)  105,115
                          -----------  --------- ------------  ----------  ----------   ---------
Gross profit                  10,331       3,852      (29)         1,620         (44)      15,730
General and
 administrative expense        2,661       1,642                   1,207         294 (d)    5,524

                                              -                       -         (280)(f)
                          -----------  --------- ------------  ----------  ----------   ---------
Operating income               7,670       2,210      (29)           413         (58)      10,206
Interest expense
 (income), net                   384           4      511 (a)         -         (218)(a)    1,269
                                                                                 388 (b)
                                                                                 200 (c)
                          -----------  --------- ------------  ----------  ----------   ---------
Income before income
 taxes                         7,286       2,206     (540)           413        (428)       8,937
Provision for income
 taxes (benefit)                   -         822     (203)(c)       (164)       (161)(g)      294
                          -----------  --------- ------------  ----------  ----------   ---------
Net income                 $   7,286   $   1,384 $   (337)     $     577   $    (267)   $   8,643
                          ===========  ========= ============  ==========  ==========   =========

Pro forma data:
     Income before income
      taxes (Note 3)       $   7,286                                                    $   8,937

     Provision for income
      taxes                       -                                                           294

     Pro forma provision
       for income taxes
       related to
       operations as an
       S Corporation           2,934                                                        2,934
                          -----------                                                   ---------
     Pro forma net income  $   4,352                                                    $   5,709
                          ===========                                                   =========

Pro forma per share
 data: (Note 6)
     Pro forma net
      income per share     $    0.55                                                    $    0.73
                          ===========                                                   =========
Pro forma weighted
 average common
 shares                    7,854,000                                                    7,854,000
                          ===========                                                   =========


                GULF ISLAND FABRICATION, INC.

NOTES TO PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF
                           INCOME
                      December 31, 1996


NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING PRINCIPLES

     On January 2, 1997, the Company acquired all outstanding shares of Dolphin Services, Inc., Dolphin Steel Sales, Inc. and Dolphin Sales and Rentals Inc. for $5.9 million (the "Dolphin Acquisition"). The acquired corporations perform fabrication, sandblasting, painting and construction for offshore oil and gas platforms in inland and offshore regions of the coast of the Gulf of Mexico. On April 30, 1997, Dolphin Steel Sales, Inc. and Dolphin Sales and Rentals, Inc. merged into Dolphin Services, Inc. The three corporations are referred to hereinafter collectively as "Dolphin Services."

     The Dolphin Acquisition was financed by borrowings under the Company's line of credit. The Company acquired assets with a fair value of $9.6 million and assumed liabilities of $3.8 million. The acquisition was accounted for under the purchase method of accounting. Accordingly, the operations of Dolphin Services are included in the company's operations from January 2, 1997.

     On February 13, 1997, the Board of Directors approved the filing of an initial registration statement on Form S-1 with the Securities and Exchange Commission to register and sell 4.6 million shares of common stock. Shortly before closing of the offering on April 9, 1997, the Company's current shareholders elected to terminate its status as an S Corporation, and the Company has become subject to federal and state income taxes. (See Note 2.)

     On April 3, 1997, the Securities and Exchange Commission declared the Company's Registration Statement on Form S-1 (Registration No. 333-21863) effective. On April 9, 1997, the Company sold 2.3 million common shares pursuant to the registration statement, increasing the total shares outstanding to 5.8 million (the "Initial Public Offering"). The Company received net proceeds from the sale of $31.3 million.


NOTE 2: TERMINATION OF S CORPORATION STATUS

     On April 4, 1997, the Company's shareholders elected to terminate the Company's status as an S Corporation, and the Company became subject to federal and state income taxes. In conjunction with the termination of S Corporation status, the Company paid a distribution of $14 million to its current shareholders representing substantially all of the Company's remaining undistributed S Corporation earnings through April 4, 1997. The S Corporation earnings for the period April 1, 1997 to April 4, 1997 were an immaterial part of the total distribution.

     The balance sheet of the Company as of December 31, 1996 reflects a deferred income tax liability of $1.2 million, which includes $1.1 million of deferred income tax liability resulting from the termination of the S Corporation status. The amount of the Company's retained earnings represents primarily the C Corporation earnings prior to the Company's election of S Corporation status in 1989 and earnings after April 4, 1997.

     The pro forma income statement presentation reflects an additional provision for income taxes as if the Company had been subject to federal and state income taxes since January 1, 1996 using an assumed effective tax rate of approximately 38%.



NOTE 3: PRO FORMA PER SHARE DATA

     Pro forma per share data for year ended December 31, 1996 consists of the Company's historical income, adjusted to reflect income taxes as if the Company had operated as a C Corporation for the year ended December 31, 1996. This calculation excludes the charge of $1,144,000 related to cumulative deferred income taxes resulting from conversion to a C Corporation on April 4, 1997. The weighted average share calculations include the assumed issuance of additional shares sufficient to pay he distributions made to shareholders in connection with the Company's Initial Public Offering in 1997, to the extent such distributions exceeded net income for the year ended December 31, 1996.


NOTE 4: STOCK SPLIT

     On October 6, 1997, the Company's Board of Directors authorized a two-for-one stock split effected in the form of a stock dividend that became effective on October 28, 1997 to shareholders of record on October 21, 1997. All share and per share data included in the financial statements have been restated to reflect the stock split increasing the total shares outstanding to 11.6 million.


NOTE 5: ACQUISITION OF DOLPHIN

     Pro forma adjustments to record the Dolphin Acquisition under the purchase method of accounting reflect:

     (a) To record the adjustment to interest charges on additional borrowings of $5,886,083 at an estimated average interest rate of 8.69%.

     (b) To record the adjustment for additional depreciation of property, plant and equipment using the straight-line method over estimated useful lives of 3 to 5 years for machinery and equipment and 30 years for buildings.

     (c) To record the tax benefit related to interest and additional depreciation charges.

     (d) To record elimination of intercompany sales between the Company and Dolphin Services.


NOTE 6:  NET INCOME PER SHARE

     Pro forma net income per share is calculated by dividing the pro forma net income ($5,709,000) by the weighted average shares outstanding (7,000,000), which gives retroactive effect to the stock splits authorized on February 14, 1997 and October 6, 1997, and increased to reflect sufficient additional shares to pay the distributions to shareholders in excess of 1996 historical net income (854,000 shares). All such additional shares are based on an assumed offering price of $7.50 per share, net of offering expenses. The pro forma net income per share does not give effect to distributions that may be paid from earnings generated subsequent to December 31, 1996.





NOTE 7: ACQUISITION OF SOUTHPORT, INC.

     Effective January 1, 1998, the Company acquired all of the outstanding shares of Southport, Inc. and its wholly owned subsidiary Southport International, Inc., collectively Southport ("the Southport Acquisition"). The purchase price was $ 6.0 million cash, plus contingency payments of up to an additional $5.0 million based on Southport's net income over a four year period ending December 31, 2001.In addition to the purchase price the Company paid approximately $101,000 of direct expenses, which cumulatively exceeds the book value of assets acquired and liabilities assumed by $4.413 million. The purchase price was allocated to acquired assets and liabilities based on estimated fair values.

       Pro   forma  adjustments  to  record  the   Southport
Acquisition under the purchase method of accounting reflect:


     (a) To record the adjustment to interest expense to reflect the retirement of Southport's outstanding debt as of the beginning of the year.

     (b) To record the adjustment to interest expense to reflect the borrowing on the Company's line of credit as of the beginning of the year.

     (c) To record the adjustment to interest income for cash usage on the acquisition as of the beginning of the year.

     (d) To record the amortization of cost in excess of fair value of net assets acquired of $4.413 million in the transaction (amortized over 15 years) as of the beginning of the year.

     (e)  To    record   the   adjustment   for   additional
          depreciation expense on the new basis of property and equipment acquired in the acquisition of Southport.

     (f)  To  record  the elimination of salary expense  and
          associated payroll burden on the employees who retired as of the effective date of this transaction as of the beginning of the year.

     (g)  To  record the income tax provision related to the
          pro   forma   adjustments  using   the   Company's
          effective tax rate.